Exhibit 99.9
(Text of graph posted to Ashland Inc.'s website concerning
 Ashland Performance Materials gross profit)

3 Month Rolling Average (%)*

	2006	2007	2008	2009	2010
January	21.3	20.5	17.3	17.1	16.5
February	22.2	19.7	17.1	17.9	16.2
March	22.9	20.5	18.1	19.5
April	23.4	21.0	18.5	19.0
May	24.2	21.4	18.1	18.0
June	25.0	21.9	17.5	16.9
July	24.6	21.2	16.1	17.4
August	22.8	20.1	14.6	17.0
September	20.3	18.1	14.6	16.0
October	20.4	18.4	14.8	16.7
November	20.8	18.7	16.1	17.8
December	21.1	18.2	15.9	18.4

12 Month Rolling Average (%)*

	2006	2007	2008	2009	2010
January	21.8	22.2	19.4	16.6	17.4
February	21.9	21.9	19.4	16.5	17.2
March	22.1	21.7	19.1	16.6
April	22.3	21.6	18.9	16.5
May	22.5	21.2	18.5	16.3
June	22.8	21.0	18.0	16.4
July	22.8	20.8	17.6	16.8
August	22.5	20.5	17.1	17.1
September	22.5	20.3	17.0	17.0
October	22.4	20.2	16.7	17.5
November	22.5	20.0	16.5	17.7
December	22.3	19.6	16.6	17.7

*NOTE:  August and September 2007 information (and 3 and 12 month rolling averages that contain August and September 2007 information) is affected by the 13 month foreign reporting impact described on the Business Fundamentals page of this website.